Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q of Medtronic, Inc. for the quarter ended October 30, 2009, the undersigned hereby certifies, in his capacity as Chief Financial Officer of Medtronic, Inc., for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Medtronic, Inc.

Date: December 9, 2009	/s/ Gary L. Ellis
Gary L. Ellis Senior Vice President and Chief Financial Officer